Exhibit 10.5

Instrument Prepared By And

When Recorded Return To:

Nyemaster Goode, P.C.

700 Walnut, Suite 1600

Des Moines, Iowa 50309

Attention: James C. Wine

ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT OF RENTS AND LEASES (“Assignment”) is made and entered into as of June 10, 2011, by                                         , a Delaware limited liability company (“Assignor”), to be indexed as a grantor, with the address of c/o Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, CA 92694, for the benefit of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (“Assignee”), to be indexed as a grantee, with the address of c/o ING Investment Management LLC, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349.

W I T N E S S E T H:

WHEREAS, Assignor has executed and delivered to Assignee Assignor’s Promissory Note dated on or about this same date in the original principal amount of                                          DOLLARS ($            ) (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the “Note”), performance of which is secured, among other things, by a Deed to Secure Debt and Security Agreement (the “Security Deed”), which Security Deed encumbers certain real estate described in Exhibit “A,” attached hereto and hereby made a part hereof, and improvements thereon (together, the “Premises”); and

WHEREAS, as a condition to Assignee’s obligation to make the loan evidenced by the Note and secured by the Security Deed (and any extensions and/or modifications thereof) and made pursuant to or in connection with and secured by other documents, including, but not limited to, a Security Agreement and financing statements naming Assignor as debtor and Assignee as secured party (this Assignment, the Note, the Security Deed, the Security Agreement and such other documents are sometimes hereinafter collectively referred to as the “Loan Documents”), Assignor has agreed to absolutely and unconditionally assign to Assignee all of Assignor’s rights under and title to various leases affecting the Premises, including Assignor’s rights in and title to the rents therefrom, subject only to the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Assignor hereby agrees as follows:

1. Assignment of Leases. Assignor hereby presently assigns, transfers, grants and conveys unto Assignee, its successors and assigns, all leasehold estates of Assignor, as lessor, and all right, title and interest of Assignor in, to and under all existing and future leases, subleases, license agreements, concessions, tenancies and other use or occupancy agreements, whether oral or written, covering or affecting any or all of the Premises and all agreements for any use of, all or any part of the Premises, the buildings, fixtures and other improvements located thereon (“Improvements”), and all extensions, renewals and guaranties thereof and all amendments, and supplements thereto (collectively, the “Leases”), including without limitation the following:

(a) any and all rents, revenues, issues, income, royalties, receipts, profits, contract rights, accounts receivable, general intangibles, and other amounts now or hereafter becoming due to Assignor in connection with or under the Leases (whether due for the letting of space, for services, materials or installations supplied by Assignor or for any other reason whatsoever), including without limitation all insurance, tax and other contributions, insurance proceeds, condemnation awards, damages following defaults by tenants under the Leases (“Tenants”), cash or securities deposited by Tenants to secure performance of their obligations under the Leases, and all other extraordinary receipts, and all proceeds thereof, both cash and non-cash (all of the foregoing being hereinafter collectively called the “Rents”) and all rights to direct the payment of, make claim for, collect, receive and receipt for the Rents;

(b) all claims, rights, privileges and remedies on the part of Assignor, whether arising under the Leases or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any Tenant to pay the Rents or to perform any of its other obligations under its Lease;

(c) all rights, powers and privileges of Assignor to exercise any election or option or to give or receive any notice, consent, waiver or approval under or with respect to the Leases; and

(d) all other claims, rights, powers, privileges and remedies of Assignor under or with respect to the Leases, including without limitation the right, power and privilege (but not the obligation) to do any and all acts, matters and other things that Assignor is entitled to do thereunder or with respect thereto.

2. Purpose of Assignment; Security. This Assignment is made for the purpose of securing Assignor’s full and faithful (a) payment of the indebtedness (including any extensions or renewals thereof) evidenced by the Note, (b) payment of all other sums with interest thereon becoming due and payable to Assignee under the provisions of the Security Deed or any other Loan Documents, and (c) performance and discharge of each and every term, covenant and condition contained in the Note, Security Deed, Security Agreement or any of the other Loan Documents.

3. Assignor’s Representations, Warranties and Covenants. Assignor represents, warrants, covenants and agrees with Assignee as follows:

(a) That the sole ownership of the entire lessor’s interest in the Leases and the Rents is, and as to future Leases shall be, vested in Assignor, and that Assignor has not, and shall not, perform any acts or execute any other instruments which might prevent Assignee from fully exercising its rights under any of the terms, covenants and conditions of this Assignment.

(b) That the Leases are and shall be valid and enforceable against the respective lessees thereunder in accordance with their terms.

(c) That none of the Leases shall be altered, modified, amended, terminated, cancelled, extended, renewed or surrendered, nor any term or condition thereof waived, nor shall Assignor consent to any assignment or subletting by any lessee thereunder without the prior written approval of Assignee. Provided, however, the foregoing restriction shall not apply to Permitted Self-Storage Leases (as defined below) that meet such criteria both before and after the otherwise proscribed action. A Permitted Self-Storage Lease is a lease (i) with a bona-fide, arms-length tenant, entered into in accordance with competitive market conditions, for the rental of an individual storage unit, parking area and/or specialty storage, including, without limitation, leases for storage of recreational vehicles and boats located at the Premises or (ii) with a bona-fide, arms-length tenant, entered into in accordance with competitive market conditions for any retail or office space covering less than 5,000 square feet.

(d) That the Permitted Self-Storage Leases shall conform, in all material respects, to the form lease that has been submitted to and approved by Lender.

(e) Not more than 5% of the annual gross rent under the Leases shall be paid more than thirty (30) days in advance of the due date.

(f) To Assignor’s actual knowledge, except for monetary defaults set forth on the rent roll previously delivered to Assignee, there are no defaults now existing under any of the Leases, and, to Assignee’s actual knowledge, except as disclosed on the rent roll previously delivered to Assignee, there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

(g) That Assignor shall give prompt notice to Assignee of any written notice received by Assignor claiming that a default has occurred under any of the Leases on the part of the Assignor, together with a complete copy of any such notice.

(h) That Assignor will not permit any Lease to become subordinate to any lien other than the lien of the Security Deed.

(i) That there shall be no merger of the Leases, or any of them, by reason of the fact that the same person may acquire or hold directly or indirectly the Leases, or any of them, as well as the fee estate in the Premises or any interest in such fee estate.

4. Absolute Assignment/License to Collect Rents. This Assignment is entered into for the purpose of absolutely assigning the Leases and the Rents to Assignee as additional collateral for the loan evidenced by the Note and such Assignment is choate on the date hereof. Notwithstanding the foregoing, so long as no Event of Default, as hereinafter defined, shall have occurred, Assignor shall have a license, terminable by the Assignee upon any Event of Default, to collect, use and disburse the Rents accruing from the Premises in such manner as is determined by Assignor (subject to the restriction on advance payment of Rents in Section 3(e) above). Upon the occurrence of an Event of Default, the license granted to the Assignor shall be automatically and immediately revoked without notice to the Assignor. Upon the revocation of such license the Assignee may at its option give Tenants a written notice (a “Tenant Notice”) requesting the Tenants to pay all Rents and other amounts due under the Leases directly to Assignee and to perform any of the Tenants’ respective obligations under the Leases for the benefit of Assignee.

5. Assignee’s Powers and Rights. At any time during the term of the Note or the Security Deed, Assignee may, at its option upon or after an Event of Default and after giving a Tenant Notice, receive and collect all of the Rents as they become due. Assignee shall thereafter continue to receive and collect all of the Rents, as long as Assignee deems such receipt and collection to be necessary or desirable, in Assignee’s sole discretion.

Assignor hereby irrevocably appoints Assignee its true and lawful attorney, coupled with an interest, with full power of substitution and with full power for Assignee in its own name and capacity or in the name and capacity of Assignor, from and after the occurrence of an Event of Default and after the giving of a Tenant Notice, to demand, collect, receive and give complete acquittance for any and all Rents and at Assignee’s discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of the Rents. From and after the occurrence of an Event of Default and after the giving of a Tenant Notice, Tenants are hereby expressly authorized and directed to pay all Rents and any other amounts due Assignor pursuant to the Leases or otherwise, to Assignee, or such nominee as Assignee may designate in a Tenant Notice delivered to such Tenants, and the Tenants are expressly relieved of any and all duty, liability or obligation to Assignor with respect to all payments so made.

From and after the occurrence of an Event of Default and after the giving of a Tenant Notice, Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by Assignee necessary or proper to enforce this Assignment and to collect the Rents assigned hereunder, including the right of Assignee or its designee to enter upon the Premises, or any part thereof, with or without force and with or without process of law and take possession of all or any part of the Premises together with all personal property, fixtures, documents, books, records, papers and accounts of Assignor relating thereto, and may exclude the Assignor, its agents and servants, wholly therefrom. Assignor herein grants full power and authority to Assignee to exercise all rights, privileges and powers herein granted at any and all times after the occurrence of an Event of Default and after the giving of a Tenant Notice, without further notice to Assignor, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operating the Premises and of any indebtedness or liability of Assignor to Assignee, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Premises or of making the same rentable, reasonable attorneys’ fees incurred in connection with the enforcement of this Assignment, and of principal and interest payments due (and all other amounts due under the Security Deed) from Assignor to Assignee on the Note and the Security Deed, all in such order as Assignee may determine. Assignee shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of the Premises, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Premises by any Tenant or any other person, or for any dangerous or defective condition of the Premises or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any Tenant, licensee, employee or stranger. If Assignor shall fail to pay, perform or observe any of its covenants or agreements hereunder, Assignee may pay, perform or observe the same and collect the cost thereof from Assignor all as more fully provided in the Security Deed.

6. Assignee Not Liable; Indemnification. Anything contained herein or in any of the Leases to the contrary notwithstanding: (a) Assignor shall at all times remain solely liable under the Leases to perform all of the obligations of Assignor thereunder to the same extent as if this Assignment had not been executed; (b) neither this Assignment nor any action or inaction on the part of Assignor or Assignee shall release Assignor from any of its obligations under the Leases or constitute an assumption of any such obligations by Assignee; and (c) Assignee shall not have any obligation or liability under the Leases or otherwise by reason of or arising out of this Assignment, nor shall Assignee be required or obligated in any manner to make any payment or perform any other obligation of Assignor under or pursuant to the Leases, or to make any inquiry as to the nature or sufficiency of any payment received by Assignee, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which have been assigned to Assignee or to which it may be entitled at any time or times. Assignor shall and does hereby agree to indemnify Assignee and hold Assignee harmless from and against any and all liability, loss or damage which Assignee may or might incur, and from and against any and all claims and demands whatsoever which may be asserted against Assignee, in connection with or with respect to the Leases or this Assignment, whether by reason of any alleged obligation or undertaking on Assignee’s part to perform or discharge any of the covenants or agreements contained in the Leases or otherwise, except to the extent said liability, loss or damage is caused in whole or in part by the gross negligence or willful misconduct of Assignee. Should Assignee incur any such liability, loss or damage in connection with or with respect to the Leases or this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, shall be paid by Assignor to Assignee immediately upon demand, together with interest thereon from the date of advancement at the Default Rate (as defined in the Note) until paid.

7. Security Deed Foreclosure. Upon foreclosure of the lien of the Security Deed and sale of the Premises pursuant thereto, or delivery and acceptance of a deed in lieu of foreclosure, all right, title and interest of Assignor in, to and under the Leases shall thereupon vest in and become the absolute property of the purchaser of the Premises in such foreclosure proceeding, or the grantee in such deed, without any further act or assignment by Assignor. Nevertheless, Assignor shall execute, acknowledge and deliver from time to time such further instruments and assurances as Assignee may require in connection therewith and hereby irrevocably appoints Assignee the attorney-in-fact of Assignor in its name and stead to execute all appropriate instruments of transfer or assignment, or any instrument of further assurance, as Assignee may deem necessary or desirable, and Assignee may substitute one or more persons with like power, Assignor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.

8. Non-Waiver. Waiver or acquiescence by Assignee of any default by the Assignor, or failure of the Assignee to insist upon strict performance by the Assignor of any covenants, conditions or agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

9. Rights and Remedies Cumulative. The rights and remedies of Assignee under this Assignment are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Assignee shall have under the Note, Security Deed, the Security Agreement or any other Loan Document, or at law or in equity.

10. Severability. If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the full extent permitted by law.

11. Notices. (a) All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b) All Notices shall be deemed given and effective upon the earlier to occur of: (x) the hand delivery of such Notice to the address for Notices; (y) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (z) three business days after depositing the Notice in the United States mail as set forth in (a)(iii) above. All Notices shall be addressed to the following addresses:

Assignor:
c/o Strategic Storage Trust, Inc.
111 Corporate Drive, Suite 120
Ladera Ranch, CA 92694
Attn: H. Michael Schwartz

With a copy to:	Mastrogiovanni Schorsch and Mersky, P.C.
2001 Bryan Street, Suite 1250
Dallas, Texas 75201
Attn: Charles Mersky, Esq.

Assignee:	ING Life Insurance and Annuity Company
c/o ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Mortgage Loan Servicing Department

and to:	ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Real Estate Law Department

With a copy to:	Nyemaster Goode, P.C.
700 Walnut, Suite 1600
Des Moines, Iowa 50309

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

12. Heirs, Successors and Assigns. The terms “Assignor” and “Assignee” shall be construed to include the respective heirs, personal representatives, successors and assigns of Assignor and Assignee. The gender and number used in this Assignment are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

13. Amendment. This Assignment may not be amended, modified or changed nor shall any waiver of any provisions hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

14. Captions. The captions or headings preceding the text of the Paragraphs of this Assignment are inserted only for convenience of reference and shall not constitute a part of this Assignment, nor shall they in any way affect its meaning, construction or effect.

15. Termination of Assignment. Upon payment in full of the indebtedness described in Paragraph 2, this Assignment shall terminate and be void and of no force or effect, and Assignee shall release its lien on the Rents and Leases without costs or expenses to Assignee, Assignor hereby agreeing to reimburse Assignee for such costs and expenses.

16. Choice of Law. The validity and interpretation of this Assignment shall be construed in accordance with the laws (excluding conflicts of laws rules) of the State of             .

17. Event of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”): (i) the failure of Assignor to make any payment due hereunder within ten (10) days after the same shall fall due, (ii) default shall be made in the due observance or performance of any of the other covenants, agreements or conditions hereinbefore or hereinafter contained, required to be kept or performed or observed by the Assignor which does not relate to the nonpayment of any monetary sum, and such default is not cured within thirty (30) days following written notice thereof by Assignee to Assignor or such longer period as is reasonably necessary to cure such default as long as Assignor is diligently pursuing such cure and such default is curable by Assignor within a reasonable time provided that such additional time shall not exceed thirty (30) days (for an aggregate sixty (60) day period), or (iii) the occurrence of any breach, default, event of default, or failure of performance (however denominated) under the Note, the Security Deed or any of the other Loan Documents, and the expiration of any applicable cure period without the same having been cured. Any Event of Default hereunder shall constitute a default under each and all of the other Loan Documents.

18. Exculpatory. The liability of Assignor personally to pay the Note or any interest that may accrue thereon, or any indebtedness or obligation accruing or arising hereunder is limited to the extent set forth in the Note.

19. Integration. This Assignment, together with the other Loan Documents, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

20. Time of Essence. Time is of the essence in the performance of this Assignment.

21. WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

22. Attorney’s fees. Assignor shall pay on demand all costs and expenses incurred by Assignee in enforcing or protecting its rights and remedies hereunder, including, but not limited to, reasonable attorney’s fees and legal expenses, including, but not limited to, any post judgment fees, costs or expenses incurred on any appeal, in collection of any judgment or in appearing and/or enforcing any claim in any bankruptcy proceeding.

Notwithstanding anything to the contrary contained herein, all references herein and in any of the Loan Documents to attorneys’ fees shall be deemed to refer to attorneys’ fees actually incurred and not to statutory attorneys’ fees under                     .

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IN WITNESS WHEREOF, Assignor has caused this instrument to be executed and sealed on the date set forth in the acknowledgement below, to be effective as of the date first above written, and acknowledges receipt of a copy hereof at the time of execution.

Signed, sealed and delivered in the presence of:                     , a Delaware limited liability company

	By:	Strategic Storage Trust, Inc., a Maryland corporation,
its Manager
Unofficial Witness
		By:	(SEAL)
Name:
Title:
Unofficial Witness

State of California

County of

On              before me,                      (insert name and title of officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                          of Notary Public

(Notary Seal)

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